SUB-ITEM 77Q(1)(e)

Artio Global Equity Fund Inc.

The By-Laws of the Artio Global Equity Fund Inc. amended and restated as of January 31, 2012 are incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement filed on Form Type 485BPOS on February 28, 2012 (Accession No. 0000930413-12-001165).